                                  SCHEDULE 14C
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                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

       INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Check the appropriate box:
     [X] Preliminary Information Statement    [ ] Confidential, for Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14c-5(d)(2))
     [ ] Definitive Information Statement

                          DEEPTECH INTERNATIONAL INC.
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                (Name of Registrant as Specified in its Charter)

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


                                [DeepTech Logo]






                                 April 7, 1997



Dear Stockholder,

     The Board of Directors of DeepTech International Inc. (the "Company" or "DeepTech") has taken action to issue warrants to purchase 1,333,333 shares of DeepTech Common Stock to Thomas P. Tatham, the Company's Chief Executive Officer and an affiliate of the Company, in connection with the refinancing of certain indebtedness of the Company payable to Mr. Tatham. The issuance of the warrants is subject to the approval of the Company's stockholders. The terms and circumstance of issuance of the warrants are discussed in detail in the attached Information Statement.

     A total of eight stockholders holding an aggregate 51% of the Company's outstanding shares of common stock have consented in writing to the issuance of the warrants, such action to be effective [date that is 20 days after the mailing of the Information Statement]. Therefore, the issuance of the Warrants will be approved by written consent without the need for any action to be taken by you.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED INFORMATION STATEMENT IS BEING SENT TO YOU FOR INFORMATION PURPOSES ONLY.

                                         Very truly yours,

                                         Donald V. Weir,
                                         Chief Financial Officer
                                         DeepTech International Inc.

                          DEEPTECH INTERNATIONAL INC.

                             INFORMATION STATEMENT

     This Information Statement is being furnished by DeepTech International Inc. (the "Company" or "DeepTech") to the holders of the Company's common stock, par value $.01 per share (the "Common Stock"), in connection with the approval of the issuance of warrants to purchase 1,333,333 shares of Common Stock of the Company (the "Warrants"). The Warrants are to be issued to Thomas
P. Tatham, the Company's Chief Executive Officer and an affiliate of the Company, in connection with the refinancing of certain indebtedness of the Company payable to Mr. Tatham.

     The Board of Directors of DeepTech has taken action to issue the Warrants. The issuance of the Warrants must also be approved by holders of a majority of the outstanding shares of Common Stock in order to be effective. A total of eight stockholders holding an aggregate 51% of the Company's outstanding shares of Common Stock have consented in writing to the issuance of the Warrants, such action to be effective [date that is 20 days after the mailing of the Information Statement]. Therefore, the issuance of the Warrants will be approved by written consent without the need for any action to be taken by you. THEREFORE, WE ARE NOT ASKING YOU TO DELIVER A PROXY AND THE ATTACHED INFORMATION STATEMENT IS BEING SENT TO YOU FOR INFORMATION PURPOSES ONLY.


                        -------------------------------

                THIS STATEMENT IS ONLY FOR INFORMATION PURPOSES.

                        -------------------------------


            WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                            NOT TO SEND US A PROXY.

                        -------------------------------

            The date of this Information Statement is April 7, 1997


All Stockholders of record at the close of business on April 7, 1997 will receive this Information Statement.

                                  THE COMPANY

     The Company, a Delaware corporation, is a diversified energy company engaged, through its operating subsidiaries (the "Subsidiaries"), in providing offshore contract drilling services, oil and gas gathering and transmission, production technology and engineering services, geological and geophysical technology services, gas processing and liquids marketing, oil and gas marketing and oil and gas exploration, development and production. DeepTech was formed in October 1989 and, since that time, has acquired (i) interests in or constructed eight natural gas pipelines (the "Pipelines") located offshore Louisiana and Texas as well as an interest in a sour crude oil system, (ii) oil and gas leases which currently cover 94,720 gross (82,580 net) acres in the Gulf and (iii) two second generation semisubmersible drilling rigs.

     The Company's principal executive offices are located at 7500 Texas Commerce Tower, 600 Travis Street, Houston, Texas 77002. The Company's telephone number at such address is (713) 224-7400.

                                  THE WARRANTS

     The Board of Directors of DeepTech has taken action to issue the Warrants to Mr. Tatham, subject to stockholder approval, in connection with the refinancing of certain Company indebtedness due to affiliates of the Company. As discussed below, Mr. Tatham is an officer, director, and substantial stockholder of the Company.

BACKGROUND OF WARRANTS

     In January 1996, DeepTech issued $10,087,000 in unsecured notes payable (the "Short Term Notes") bearing interest at 18% per annum and due on February 15, 1996 to affiliates in settlement of $6,672,000 of principal and $3,415,000 of interest which was due on notes payable to affiliates on January 1, 1996.
In February 1996, DeepTech refinanced $6,640,000 of the Short Term Notes by issuing subordinated unsecured notes (the "DeepTech Subordinated Notes"). The DeepTech Subordinated Notes were due January 15, 1997, and bore interest at 15% per annum, payable quarterly. In connection with the refinancing of the Short Term Notes, the affiliates holding such notes received a 4% refinancing fee of $266,000 and warrants to purchase an aggregate of 1,475,555 shares of Common Stock at $4.50 per share. As $6.0 million of the Short Term Notes were payable to Mr. Tatham, Mr. Tatham received the Warrants (consisting of 1,333,333 of the total 1,475,555 warrants), subject to stockholder approval.

TERMS OF WARRANTS; OTHER OUTSTANDING WARRANTS

     The Warrants are exercisable immediately, have an exercise price of $4.50 per share of Common Stock, and expire on July 15, 1997. Upon the effectiveness of stockholder approval, the Warrants may be exercised by Mr. Tatham in whole at any time prior to the expiration of the Warrants and in part from time to time prior to the expiration of the Warrants. However, Mr. Tatham is not required to exercise the Warrants. The Warrants are transferable if certain conditions intended to insure compliance with the provisions of the Securities Act of 1933 are met. When delivered, each share of Common Stock will be fully paid and non-assessable. No fractional shares will be issued upon exercise of the Warrants, but the Company will pay the cash value of any fractional shares otherwise issuable. Warrants may be exercised by notice to DeepTech accompanied by payment of the aggregate exercise price for the shares of Common Stock being acquired either in cash or, if the Warrantholder is a lender under a note owing to DeepTech, by application of the aggregate exercise price as credit, on a dollar-for-dollar basis, for outstanding principal and accrued interest due under such debt to the Company.

     The exercise price and the number of shares of Common Stock purchasable upon the exercise of the Warrants are subject to adjustment in certain events, including (i) the issuance of a stock dividend to holders of shares of Common Stock, (ii) decrease in the number of shares of Common Stock by combination of the outstanding shares of Common Stock, (iii) the distribution by DeepTech of stock, other securities or assets with respect to or in exchange for Common Stock in connection with certain capital reorganizations, reclassifications, consolidations or mergers, (iv) the issuance of rights, options or warrants to holders of shares of Common Stock entitling such holders to purchase shares of Common Stock for a consideration per share less than the then current Warrant exercise price, (v) any distribution by DeepTech of shares of capital stock other than Common Stock, evidences of indebtedness or assets (excluding cash dividends paid from retained earnings) or rights or warrants to subscribe for or purchase any of its securities, and (vi) any sale or issuance by DeepTech of shares of Common Stock, or rights, options or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of such Common Stock, at a price per share of Common Stock less than the then current Warrant exercise price.

     The Warrants also contain certain demand and piggyback registration rights; indemnification agreements related to such registrations; certain affirmative covenants of DeepTech and notice requirements of certain corporate actions.

     A total of 1,887,916 warrants with substantially the same terms issued to parties other than Mr. Tatham are currently outstanding, and 920,973 warrants with substantially the same terms have been exercised.

COMPANY POSITIONS HELD BY MR. TATHAM

     Mr. Tatham is Chairman of the Board and Chief Executive Officer of DeepTech. As indicated in "Voting Securities and Principal Stockholders," Mr. Tatham also owns a significant portion of the Company's Common Stock.

GENERAL EFFECT OF ISSUANCE UPON EXISTING STOCKHOLDERS

     The issuance of Common Stock to Mr. Tatham upon exercise of the Warrants may result in a decrease in the proportionate ownership interest of the current holders of Common Stock. The proceeds received by the

Company upon any exercise of the Warrants by Mr. Tatham can be used by the Company for general corporate purposes.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation earned by DeepTech's Chief Executive Officer and each of its four other most highly compensated executive officers for the fiscal year ended June 30, 1996 (collectively, the "Named Officers") in salary and bonus for services rendered in all capacities to DeepTech and its subsidiaries for the fiscal years ended June 30, 1994, 1995 and 1996:


                                                ANNUAL COMPENSATION                            LONG-TERM
                            --------------------------------------------------------------   COMPENSATION
                                                              MARKET VALUE    OTHER ANNUAL      AWARDS      ALL OTHER
   NAME/PRINCIPAL          FISCAL    SALARY        BONUS        OF STOCK     COMPENSATION(1)    OPTIONS    COMPENSATION
      POSITION              YEAR       ($)          ($)         ISSUED(2)           ($)            (#)          ($)
Thomas P. Tatham.........   1996        --  (3)      -- (3)   $3,331,750 (3)  $ 39,178(4)            -- (5)         --
Chief Executive             1995   $600,000          -- (6)   $  600,000 (6)  $107,714(7)       100,000 (8)         --
 Officer
DeepTech                    1994   $600,000          --               --            --               --             --

James H. Lytal...........   1996   $120,000 (9)      --       $   66,100 (9)        --               --             --
President                   1995   $125,301     $32,067(10)           --            --            50,000(11)        --
Leviathan                   1994       --  (12)      --               --            --               --             --

Edward L. Moses, Jr......   1996       --  (13)      --       $  328,215(13)  $ 16,883(14)        75,000 (8)   $89,775(15)
Senior Vice                 1995   $152,875          --               --      $ 17,162(16)           --        $ 3,500(17)
 President
DeepTech                    1994   $120,000          --               --            --               --        $42,000(17)

Grant E. Sims............   1996   $315,000          --               --            --           100,000 (8)        --
Chief Executive             1995   $193,750     $54,547(18)           --      $ 25,722(19)       350,000(20)        --
 Officer
Leviathan                   1994   $150,000     $15,256(18)           --            --               --             --

Donald V. Weir...........   1996   $200,000          --               --      $ 19,241(21)       125,000 (8)        --
Chief Financial             1995   $179,162          --               --      $ 86,899(22)        50,000 (8)        --
 Officer
DeepTech                    1994   $132,507          --               --            --            75,000(23)        --

--------------------
(1) Other Annual Compensation excludes the aggregate value of perquisites when such value is less than the lesser of $50,000 or 10% of total annual Salary and Bonus for each Named Officer.
(2)  Consists of the aggregate market value of Common Stock and Tatham
     Offshore common stock issued as a result of the exercise of options granted pursuant to the Deferred Compensation Arrangement for salary and bonuses. The aggregate market value is calculated based on the last reported sales prices of the Common Stock and/or the Tatham Offshore common stock on the dates of exercise of the options. See "Deferred Compensation Arrangement."
(3) Mr. Tatham's salary and bonus for the year ended June 30, 1996 was settled through the issuance of options pursuant to DeepTech's Deferred Compensation Arrangement. Under the Deferred Compensation Arrangement, for each $1 of salary deferred, Mr. Tatham was entitled to apply $3 in the exercise of options to acquire Common Stock or Tatham Offshore common stock under DeepTech's Plan or Tatham Offshore's Equity Incentive Plan, respectively. Through June 30, 1996, Mr. Tatham had exercised options to acquire 600,125 shares of Common Stock in full settlement of his salary for the fiscal year ended June 30, 1996. In addition, Mr. Tatham was awarded a bonus during the year ended June 30, 1996 related to the sale of the FPS Eddie Delahoussaye. This bonus was settled pursuant to the Deferred Compensation Arrangement in September 1995 when Mr. Tatham exercised options to purchase 150,000 shares of Common Stock. The aggregate market value of the 750,125 shares of

     Common Stock issued, calculated based on the last reported sales price on the dates of exercise, was $3,331,750. See "Option Exercises and Year-End Value Table."
(4)  Represents dues for club memberships.
(5) Excludes options and/or warrants to acquire 1,966,666 shares of Common Stock that were granted by DeepTech to Mr. Tatham during the fiscal year ended June 30, 1996 related to matters other than for executive compensation. 1,333,333 warrants are subject to stockholder approval.
(6) Mr. Tatham's bonus was earned during the year ended June 30, 1995 but was deferred under the Deferred Compensation Arrangement with DeepTech. In August 1995, Mr. Tatham exercised options to purchase 150,000 shares of Common Stock in settlement of this bonus obligation. The market value of the 150,000 shares of Common Stock issued, calculated based on the last reported sales price on the date of exercise, was $600,000. See "Option Exercises and Year-End Value Table."
(7)  Includes $85,400 to pay the initial membership fee at two country clubs.
(8)  Options granted pursuant to the Plan.  See "Equity Incentive Plan."
(9) A portion of Mr. Lytal's salary for the year ended June 30, 1996 was settled through the issuance of options pursuant to DeepTech's Deferred Compensation Arrangement. Under the Deferred Compensation Arrangement, for each $1 of bonus deferred, Mr. Lytal was entitled to apply $1.50 in the exercise of options to acquire Common Stock under DeepTech's Plan or $2.00 in the exercise of options to acquire Tatham Offshore common stock under Tatham Offshore's Equity Incentive Plan. Through June 30, 1996, Mr. Lytal had exercised options to acquire 10,000 shares of Common Stock and 21,979 shares of Tatham Offshore common stock in full settlement of the portion of salary deferred. The aggregate market value of the 10,000 shares of Common Stock and the 21,979 shares of Tatham Offshore common stock issued, calculated based on the last reported sales prices on the dates of exercise, was $66,100. See "Deferred Compensation Arrangement."
(10) Includes $22,067 of bonus payable pursuant to Mr. Lytal's employment agreement. See "Employment Agreements."
(11) Options were issued pursuant to Mr. Lytal's employment agreement. See "Employment Agreements."
(12) Mr. Lytal was not employed by DeepTech during this period.
(13) Mr. Moses' salary for the year ended June 30, 1996 was settled through the issuance of options pursuant to DeepTech's Deferred Compensation Arrangement. Under the Deferred Compensation Arrangement, for each $1 of bonus deferred, Mr. Moses was entitled to apply $1.50 in the exercise of options to acquire Common Stock under DeepTech's Plan or $2.00 in the exercise of options to acquire Tatham Offshore common stock under Tatham Offshore's Equity Incentive Plan. Through June 30, 1996, Mr. Moses had exercised options to acquire 35,515 shares of Common Stock. In July 1996, Mr. Moses exercised options to acquire an additional 18,752 shares of Common Stock in full settlement of his salary for the fiscal year ended June 30, 1996. The aggregate market value of the 54,267 shares of Common Stock issued, calculated based on the last reported sales price on the dates of exercise, was $328,215. See "Deferred Compensation Arrangement."
(14) Includes $5,375 related to use of an automobile provided by DeepTech and $11,508 of dues for club memberships.
(15) Consists of an advance by Tatham Offshore that was forgiven during the fiscal year ended June 30, 1996 in exchange for consulting fees rendered to Tatham Offshore.
(16) Includes $5,843 related to use of an automobile provided by DeepTech and $11,319 of dues for club memberships.
(17) Consists of consulting fees rendered to DeepTech and/or Tatham Offshore during the periods indicated.
(18) Bonuses payable pursuant to Mr. Sims' employment agreement. See "Employment Agreements."
(19) Includes $20,400 to pay the initial membership fee at a country club.
(20) Includes options to purchase 50,000 shares of Common Stock granted pursuant to the Plan which were canceled during the fiscal year ended June 30, 1996 in connection with the grant of 100,000 options pursuant to the Plan and options to purchase 300,000 shares of Common Stock issued in connection with Mr. Sims' continued employment. See "Employment Agreements."
(21) Includes $7,125 related to the use of an automobile provided by DeepTech and $12,116 of dues for club memberships.
(22) Includes $8,136 related to the use of an automobile provided by DeepTech and $74,025 to pay the initial membership fees at two country clubs.
(23) Options granted pursuant to the Plan which were canceled during the fiscal year ended June 30, 1996 in connection with the grant of 125,000 options pursuant to the Plan. See "Equity Incentive Plan."

OPTION GRANTS

     The following table sets forth certain information with respect to option grants made to the Named Officers under the Plan and otherwise during the fiscal year ended June 30, 1996:

                                        PERCENT OF
                                          TOTAL
                                         OPTIONS
                         NUMBER OF       GRANTED                             POTENTIAL REALIZABLE VALUE
                         SHARES OF          TO       EXERCISE                 AT ASSUMED ANNUAL RATES
                           COMMON       EMPLOYEES       OR                  OF STOCK PRICE APPRECIATION
                      STOCK UNDERLYING  IN FISCAL   BASE PRICE  EXPIRATION              FOR
        NAME          OPTIONS GRANTED      YEAR       ($/SH)       DATE             OPTION TERM
                                                                                  5%($)        10%($)
Thomas P. Tatham               300,000       N/A        $5.00    9/7/05       $  849,182     $2,103,107
                             1,666,666       N/A        $4.50   7/15/97       $1,267,562     $1,702,641
                               850,000     36.6%        $4.00   7/15/96           N/A            N/A
                                50,125      2.2%        $3.99   7/15/96           N/A            N/A
James H. Lytal                  50,000      2.2%        $4.00   11/13/05      $  195,053       $411,117
                                15,000       .1%        $4.00   7/15/96           N/A            N/A
                                 5,013        *         $3.99   7/15/96           N/A            N/A
Edward L. Moses, Jr.            75,000      3.2%        $4.00   11/13/05      $  292,579       $616,675
                                51,568      2.2%        $4.00   7/15/96           N/A            N/A
                                 4,699        *         $3.99   7/15/96           N/A            N/A
Grant E. Sims                  100,000      4.3%        $4.00   11/13/05      $  390,105       $822,233
                                 7,032        *         $4.00   7/15/96           N/A            N/A
                                 2,350        *         $3.99   7/15/96           N/A            N/A
Donald V. Weir                 125,000      5.4%        $4.00   11/13/05      $  487,632     $1,027,791
                                 9,375        *         $4.00   7/15/96           N/A            N/A
                                 3,133        *         $3.99   7/15/96           N/A            N/A

---------------------
*Less than .1%

OPTION EXERCISES AND YEAR-END VALUE TABLE

     The following table sets forth certain information regarding the outstanding options and warrants to purchase DeepTech common stock held by the Named Officers at June 30, 1996:

                                                                   NUMBER OF               VALUE OF UNEXERCISED
                                                              UNEXERCISED OPTIONS AT      IN-THE-MONEY OPTIONS AT
                       SHARES ACQUIRED         VALUE            FISCAL YEAR-END (#)          FISCAL YEAR-END ($)
        NAME          ON EXERCISE (#)(1)  REALIZED ($)(2)  EXERCISABLE/UNEXERCISABLE(3)  EXERCISABLE/UNEXERCISABLE
Thomas P. Tatham....             900,125       $2,731,750  2,066,666 (4) /    --           $833,333 (4)/      --
James H. Lytal......              10,000       $   13,332         --     / 50,000                --    / $ 50,000
Edward L. Moses, Jr.              37,515       $   87,575     18,752     / 75,000          $ 43,760    / $ 75,000
Grant E. Sims.......                  --               --    200,000     / 175,000 (5)     $112,500    / $156,250
Donald V. Weir......                  --               --     50,000     / 125,000               --    / $125,000

--------------------
(1) Consists of shares acquired as a result of the exercise of options issued pursuant to the Deferred Compensation Arrangement. See "Summary Compensation Table" and "Deferred Compensation Arrangement."
(2) Consists of the spread between the salary and/or bonus being settled and the last reported sale price of Common Stock times the number of shares acquired on the dates of exercise. Accordingly, the Named Officers would have realized these amounts had they sold such shares on the dates of exercise.
(3) All unexercisable options in this column, except as otherwise discussed in footnote 5 below, relate to options which were issued pursuant to DeepTech's Plan and which vest 25% annually beginning November 14, 1996.
(4) Excludes options to acquire 125,000 shares of Common Stock at $4.50 per share purchased by Mr. Tatham in August 1996.
(5) Includes 75,000 options issued pursuant to an employment agreement with Mr. Sims. See "Employment Agreements."

EQUITY INCENTIVE PLAN

     General. In 1993, the Board of Directors of DeepTech adopted, and the stockholders of DeepTech approved, the 1993 Employee Stock Option Plan. The 1993 Employee Stock Option Plan was amended and restated in 1995 and renamed the Amended Equity Incentive Plan (as so amended and restated, the "Plan").
The amendment and restatement of the Plan was effected to provide DeepTech with additional flexibility in making a variety of awards pursuant to the Plan including stock options, restricted stock, and stock value equivalent awards. In addition, during the Company's fiscal year ending June 30, 1996, the Company issued stock options under the Plan to certain employees of DeepTech who agreed to defer certain cash salary and bonus otherwise due. See "Deferred Compensation Arrangement".

     Summary of Plan. Under the Plan, DeepTech may grant to employees, consultants or agents of DeepTech or any of its subsidiaries one or more options (each, a "Stock Option") to purchase shares of Common Stock as hereinafter set forth. Stock Options granted under the Plan may be either incentive stock options ("Incentive Stock Options") within the meaning of
Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), or options that do not qualify as Incentive Stock Options ("Non-Qualified Stock Options"). Pursuant to the Plan, DeepTech may grant awards of Common Stock subject to restrictions on sale or other disposition of such shares ("Restricted Stock Grant"), and such other requirements as the Committee deems appropriate including the requirement that such shares be forfeited upon termination of employment for certain reasons within a specified period of time. Pursuant to the Plan, DeepTech may also grant rights to receive an amount equal to the fair market value of shares of Common Stock or rights to receive an amount equal to any appreciation or increase in the fair market value of Common Stock over a specified period of time ("Stock Value Equivalent Awards"). Stock Options, Restricted Stock Grants and Stock Value Equivalent Awards are referred to collectively herein as "Awards."

     Except with respect to outstanding Awards, and unless sooner terminated by action of DeepTech's Board of Directors (the "Board"), or the committee thereof charged with administration of the Plan, the Plan will terminate on December 31, 2005. The maximum number of shares of Common Stock with respect to which Awards may be granted under the Plan is 4,000,000, subject to adjustments for stock splits, stock dividends and certain other changes in capitalization.

     The Board may terminate or suspend the Plan (or any portion thereof) at any time with respect to any shares for which Awards have not previously been granted and remain outstanding. The Board has the right to alter or amend the Plan or any part thereof from time to time; provided, however, that no change in any Award theretofore granted may be made which would materially adversely affect the rights and obligations of the holder of any such Award without the written consent of such Plan participant; and provided, further, that the Board may not, without stockholder approval as required under the Plan, (i) materially increase the number of shares of Common Stock which may be issued under the Plan (other than in connection with adjustments permitted by the Plan), (ii) materially modify the requirements as to eligibility for participation in the Plan, (iii) materially increase the benefits accruing to participants under the Plan, or (iv) extend the termination date of the Plan. In addition, no amendment, suspension or termination can be adopted which would disqualify the Plan from (i) the exemption provided by Rule 16b-3, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule or regulation to such Rule 16b-3, as such rule is applicable from time to time, or (ii) the benefits provided under Section 422 of the Internal Revenue Service Code of 1986, as amended (the "Code"), or any successor thereto.

     The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), nor the qualification requirements of Section 401 of the Code.

     The Plan is administered by the Compensation Committee, a committee appointed by the Board composed of two or more directors of DeepTech (the "Committee"). Each member of the Committee is a disinterested person within the meaning of Rule 16b-3 of the Exchange Act and qualifies as an "outside director," as such term is used for the purposes of Section 162(m) of the Code and any rules and regulations promulgated thereunder.

     Subject to the provisions of the Plan, the Committee has sole authority to select the individuals who are to be granted Awards from among those persons who are eligible and to determine the restrictions, terms and conditions of each Award granted under the Plan (subject to the terms of the Plan). The Committee is authorized to interpret the Plan and may, from time to time, adopt, amend, or rescind rules and regulations relating to the implementation, administration and maintenance of the Plan.

     As of June 30, 1996, there were 2,103,752 Nonqualified Stock Options outstanding that were issued pursuant to the Plan.

DEFERRED COMPENSATION ARRANGEMENT

     Effective July 1, 1995, DeepTech established three deferred compensation arrangements: (i) a mandatory arrangement for Mr. Tatham, (ii) a mandatory arrangement for certain senior executives of DeepTech and (iii) an optional arrangement for all other employees of DeepTech. Pursuant to the terms of each arrangement, participants deferred all or a portion of their cash salary until no later than July 1, 1996. During each month in the deferral period, each participant was entitled to receive options to purchase a number of shares of either DeepTech or Tatham Offshore or Preference Units of the Partnership equal to a percentage (ranging from 100% to 300% times their cash salary) divided by the lesser of the closing price on June 30, 1995 (DeepTech - $4.00, Tatham Offshore - $3.50 and the Partnership - $23.75) or the average closing price for the applicable month. Options were exercised only by cancellation of the participant's cash salary. Each participant earned credits equal to a multiple, based on the option elected, of their deferred cash salary. Any participant except Mr. Tatham could have received all or a portion of their salary in cash if they did not elect to exercise any options. In November 1995, DeepTech terminated the deferred compensation arrangement for all but three employees of DeepTech. Mr. Tatham exercised options issued pursuant to the Plan to purchase 600,125 shares of Common Stock in payment of salary due for the year ended June 30, 1996. In addition, other senior executives and employees exercised options issued pursuant to the Plan to purchase 127,521 shares of Common Stock and options to purchase 245,182 shares of Tatham Offshore common stock through June 30, 1996 in connection with the deferred compensation arrangements. As of June 30, 1996, 18,752 options issued pursuant to the Plan remained outstanding under the deferred compensation arrangements which were exercised in July 1996 to purchase an equal number of shares of Common Stock and 125,961 options issued pursuant to the Plan had expired unexercised. As a result of issuing its common stock, Tatham Offshore received a $360,000 credit against its management fees payable to DeepTech. See "Equity Incentive Plan".

EMPLOYMENT AGREEMENTS

     In December 1992, the Company entered into an employment agreement with Mr. Sims, Senior Vice President and a Director of DeepTech and Chief Executive Officer of Leviathan, the terms of which provide for: (i) a $150,000 minimum annual salary, (ii) annual bonuses based on the earnings performance of Offshore Marketing, (iii) the transfer to Mr. Sims of 5% of the then outstanding common stock of Offshore Marketing, (iv) a 15% interest in Offshore Marketing's net profits after taxes, (v) the conditional right to exchange such 15% net profits interest for shares of Offshore Marketing common stock representing 15% of its then outstanding common stock and (vi) the grant of a series of options to purchase a total of 375,000 shares of Common Stock at an exercise price of $4.25 per share (the estimated fair market value on date of grant). Such options vest in increments of 75,000 per year beginning January 31, 1993. Mr. Sims exercised options to purchase 75,000 shares of Common Stock in each of January 1994 and June 1994 and sold 5,000 shares of such Common Stock in January 1994. As of June 30, 1995, Mr. Sims held 145,000 shares of Common Stock purchased pursuant to such options. The Company determined that the Offshore Marketing common stock transferred to Mr. Sims pursuant to his employment agreement had only de minimis value given the financial position of Offshore Marketing on the date of such transfer. Pursuant to his employment agreement, Mr. Sims received no bonuses for the fiscal years ended June 30, 1993 and 1996 because Offshore Marketing recorded net losses for such fiscal years, and received bonuses of $15,256 and $54,547 for the fiscal years ended June 30, 1994 and 1995, respectively.

     Additionally, in June 1995, DeepTech granted stock options to purchase 300,000 shares of Common Stock to Mr. Sims at an exercise price of $4.00 per share. The options were exercised on June 12, 1995 in exchange for a note payable to DeepTech in the aggregate amount of $1.2 million. The note accrues interest at 8% per annum and if Mr. Sims continues to be employed by DeepTech for three years from the date of grant, DeepTech will forgive the note. If Mr. Sims does not continue to be employed by DeepTech for three years from the date of grant, he must repay the note by either (i) paying principal and interest or (ii) returning the Common Stock to DeepTech to satisfy repayment of principal and interest.

     In July 1994, DeepTech entered into an employment agreement with Mr. James Lytal, President of Leviathan, the terms of which provide for: (i) a $145,000 minimum annual salary, (ii) annual bonuses based on the earnings performance of Offshore Marketing, (iii) a 5% interest in Offshore Marketing's net profits after taxes, (iv) the conditional right to exchange such 5% net profits interest for shares of Offshore Marketing common stock representing 5% of its then outstanding common stock and (v) the grant of options to purchase a total of 50,000 shares of Common Stock at an exercise price of $10.50 per share (the estimated fair market value on date of grant). Such options vested 30,000 on the first anniversary and 10,000 per year thereafter. During the year ended June 30, 1996, Mr. Lytal's options were repriced to an exercise price of $4.00 per share. Pursuant to his employment agreement, Mr. Lytal received no bonus for the fiscal year ended June 30, 1996 because Offshore Marketing recorded a net loss for such fiscal year and received a $22,067 bonus for the fiscal year ended June 30, 1995.

SUMMARY OF THE NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     The Non-Employee Director Stock Option Plan (the "Director Plan") was adopted at the 1995 Annual Meeting of Stockholders in October 1995. The purpose of the Director Plan is to allow DeepTech to attract the best available individuals to serve as outside directors of DeepTech. DeepTech also issued stock under the Plan to non-employee directors of DeepTech who elected to receive stock instead of cash director compensation for DeepTech's fiscal year ending June 30, 1996.

     All non-employee directors of DeepTech are eligible to participate in the Director Plan. The Director Plan provides for both automatic one time grants of Stock Options to DeepTech's non-employee directors and for the issuance and exercise of Stock Options in lieu of standard cash director compensation upon the election of non-employee directors. All Stock Options granted under the Director Plan are Non-Qualified Stock Options.

     Except with respect to outstanding Stock Options, and unless sooner terminated by action of DeepTech's Board, the Director Plan will terminate on December 31, 2005. The maximum number of shares of Common Stock with respect to which Stock Options may be granted under the Director Plan is 2,000,000, subject to adjustments for stock splits, stock dividends and certain other changes in capitalization.

     Under the Director Plan, grants of Stock Options to purchase 150,000 shares of Common Stock will be automatically made to all non-employee directors of DeepTech provided that such non-employee directors have not already received stock options to purchase 150,000 shares of Common Stock in connection with their service as a director of DeepTech. In addition, after the effective date of the Plan, any newly elected non-employee director will automatically receive Stock Options to purchase 150,000 shares of Common Stock. The exercise price for the Stock Options to purchase 150,000 shares of Common Stock will be 100% of the Fair Market Value of the Common Stock on the later to occur of (i) the effectiveness of the Director Plan, or (ii) the election of the participant as a director of DeepTech. The Stock Options issued pursuant to these provisions will be immediately exercisable and, unless terminated sooner in accordance with the Director Plan, shall expire on a date which is ten (10) years after the date of the grant.

     Under the Director Plan, each non-employee director could have elected to receive Stock Options in lieu of all or a portion of his or her director compensation, including the annual director base compensation of $30,000 and $2,000 meeting fees attributable to DeepTech's fiscal year ended June 30, 1996. The Stock Options issued in lieu of cash director compensation were issued on a monthly basis for purchase of the number of shares of Common Stock of DeepTech equal to (A) 150% of the director compensation for such month subject to deferral pursuant to such director's election divided by (B) the lesser of
(w) $4.00 or (x) the average NASDAQ closing price for Common Stock for such month. The exercise price of the Stock Options shall be a price per share equal to the lesser of (w) $4.00 or (x) the average NASDAQ closing price for Common Stock in the applicable month for which the Stock Options are issued. Such Stock Options were exercised in full on June 30, 1996, the exercise price being satisfied in full by the cancellation of the deferred director compensation, each dollar of which counted $1.50 toward the exercise price of the Stock Option.

     The Board may terminate or suspend the Director Plan (or any portion thereof) at any time with respect to any shares for which Stock Options have not previously been granted and remain outstanding. The Board has the right to alter or amend the Director Plan or any part thereof from time to time; provided, however, that no change in any Stock Option theretofore granted may be made which would materially adversely affect the rights and obligations of the holder of any such Stock Option without the written consent of such Director Plan participant; and provided, further, that the Board may not, without stockholder approval as required under the Director Plan, (i) materially increase the number of shares of Common Stock which may be issued under the Director Plan (other than in connection with adjustments permitted by the Director Plan), (ii) materially modify the requirements as to eligibility for participation in the Director Plan, (iii) materially increase the benefits accruing to participants under the Director Plan, or (iv) extend the termination date of the Director Plan. In addition, no amendment, suspension or termination can be adopted which would disqualify the Director Plan from (i) the exemption provided by Rule 16b-3, promulgated under the Exchange Act, or any successor rule or regulation to such Rule 16b-3, as such rule is applicable from time to time, or (ii) the benefits provided under Section 422 of the Code, or any successor thereto.

     The Director Plan is not subject to any provisions of ERISA, nor the qualification requirements of Section 401 of the Code.

     The Director Plan Committee is authorized to interpret the Director Plan and may, from time to time, adopt, amend, or rescind rules and regulations relating to the implementation, administration and maintenance of the Director Plan.

     Included in the warrants outstanding at June 30, 1996 are 1,050,000 Nonqualified Stock Options issued pursuant to the Director Plan. In June 1996, DeepTech issued 99,066 shares of Common Stock to outside directors pursuant to the exercise of Stock Options granted under the Director Plan in settlement of directors fees and meeting attendance fees for the year ended June 30, 1996.

COMPENSATION OF DIRECTORS

     Directors of DeepTech are entitled to reimbursement for their reasonable out-of-pocket expenses in connection with their travel to and from, and attendance at, meetings of the Board of Directors or committees thereof. Directors of DeepTech who are not officers or affiliates of DeepTech are paid an annual fee of $30,000 plus $2,000 per meeting attended. Mr. Darling does not receive compensation for his service as Director of DeepTech.

     On November 1, 1994, each of Messrs. Morris and Thompson were granted stock options to purchase 150,000 shares of Common Stock at an exercise price of $10.15 per share. The terms of the options provided that they expired one year after the service of the respective board members cease and that they were immediately exercisable. The grant of these options was subject to shareholder approval. In October 1995, the Company substituted stock options issued pursuant to the Director Plan to purchase 150,000 shares of Common Stock at $4.00 per share for each of these grants. See "Non-Employee Director Stock Option Plan."

     In December 1991, Mr. Tatham entered into an agreement with Mr. Albert regarding Mr. Albert's service as a consultant to and Director of DeepTech.
The agreement was agreed to and accepted by DeepTech. In addition to standard director compensation, the agreement provides that Mr. Albert shall have during the term of the agreement and for a period of 180 days thereafter the option to purchase from Mr. Tatham 150,000 shares of Common Stock at Mr. Tatham's actual cost for same (including carrying costs). The agreement provides for Mr. Albert's service as a Director upon election at the first scheduled meeting of DeepTech's shareholders following the date of the agreement. The agreement may be terminated by either party upon 30 days prior written notice.

     On February 21 1994, Mr. Tatham entered into an agreement with Mr. Gerard regarding Mr. Gerard's service as a consultant to and Director of DeepTech effective January 1, 1992. The agreement was agreed to and accepted by DeepTech. In addition to standard director compensation, the agreement provides that Mr. Gerard shall have during the term of the agreement and for a period of 180 days thereafter the option to purchase from Mr. Tatham 150,000 shares of Common Stock at Mr. Tatham's actual cost for same (including carrying costs). The agreement provides for Mr. Gerard's service as a Director effective January 1, 1992. The agreement may be terminated by either party upon 30 days prior written notice.

     In November 1994, the Board of Directors authorized DeepTech to reimburse Mr. Tatham for costs he incurred in connection with the agreements he made with each of Messrs. Albert and Gerard. In September 1995, the Compensation Committee of the Board of Directors authorized DeepTech to grant Mr. Tatham options to purchase 300,000 shares of Common Stock at $5.00 per share, the estimated fair market value at the date of grant, and to pay Mr. Tatham $705,000 which was settled in part by canceling Mr. Tatham's obligation under an unsecured demand note in the original principal amount of $600,000.

     In February 1995, DeepTech entered into an agreement with Mr. Lam regarding his service as an Advisory Director of DeepTech and as a member of the Board of Directors of DeepFlex. The agreement provides that Mr. Lam is to receive $30,000 base compensation per year and $1,000 per meeting attended as an Advisory Director or as Vice-Chairman of the Engineering and Technical Review Committee of DeepTech and $2,000 per meeting attended as a Director of DeepFlex. The agreement also provides for consulting services to be provided by Mr. Lam at the request of DeepTech or DeepFlex at the rate of $250 per hour with a minimum $40,000 paid during twelve month period following the date Mr. Lam agreed to become a Director. The agreement also provided that for a period of one year following the commencement of service, Mr. Lam had the right to elect to receive (i) the option to purchase a number of shares of DeepFlex common stock that represents 5% of the common stock outstanding at the date of the agreement or (ii) options to purchase 150,000 shares of Common Stock. The DeepFlex option would have been exercisable at a price per share equal to DeepTech's total per share equity investment in DeepFlex plus 12% per annum from the date of investment to the date of exercise. The DeepTech option was to be exercisable at fair market value. The agreement also provided that Mr. Lam could elect to receive options to purchase common stock of both companies on a prorated basis. In October 1995, Mr. Lam elected to receive options to purchase DeepTech shares. As a result, DeepTech issued Mr. Lam options to purchase 150,000 shares of Common Stock at $4.00 per share pursuant to the Director Plan. See "Non-Employee Director Stock Option Plan."

     In February 1995, DeepTech entered into an agreement with Mr. Phillip G. Clarke regarding his service as an Advisory Director, Chairman of the Engineering and Technical Review Committee for DeepTech and a Director of Tatham Offshore. The agreement provides that Mr. Clarke is to receive $30,000 base compensation per year and $1,000 per meeting attended as an Advisory Director or as Chairman of the Engineering and Technical Review Committee of DeepTech in addition to director compensation of $30,000 per year and $2,000 per meeting attended for serving as a Director of Tatham Offshore. The agreement also provided for consulting services to be provided by Mr. Clarke at the request of DeepTech or Tatham Offshore at the rate of $250 per hour with a minimum $40,000 paid during twelve month period following the date Mr. Clarke agreed to become a Director. The agreement also provided that for a period of one year following the commencement of service, Mr. Clarke had the right to elect to receive (i) options to purchase 30,000 shares of Tatham Offshore common stock, (ii) options to purchase 150,000 shares of Common Stock or (iii) options to purchase common stock of both companies on a prorated basis. The options were to be exercisable at fair market value. In October 1995, Mr. Clarke elected to receive options to purchase DeepTech shares. As a result, DeepTech issued Mr. Clarke options to purchase 150,000 shares of Common Stock at $4.00 per share pursuant to the Director Plan. See "Non-Employee Director Stock Option Plan."

     In February 1995, DeepTech entered into an agreement with Mr. Clyde Nath regarding his service as Director of Tatham Offshore and as a special advisor to the Board of Directors of DeepTech. In addition to standard director compensation, the agreement provides that to the extent Mr. Nath performs consulting services upon request by Tatham Offshore and/or DeepTech or affiliates thereof beyond the scope of services usually performed by a director, he will be compensated at a rate of $250 per hour. The agreement also provided that for a period of one year following the commencement of service, Mr. Nath had the right to elect to receive (i) options to purchase 30,000 shares of Tatham Offshore common stock and (ii) options to purchase 30,000 shares of Common Stock. The options were to be exercisable at fair market value. During the year ended June 30, 1996, Mr. Nath was issued options to purchase 30,000 shares of Tatham Offshore common stock at $.8125 per share. These options are immediately exercisable during Mr. Nath's term as a Director and for a period of twelve months thereafter. In addition, during October 1995, Mr. Nath was granted options to purchase 30,000 shares of Common Stock at $4.00 per share pursuant to the Plan. See "Equity Incentive Plan."

     Mr. Nath also entered into a business consulting agreement with Flextrend Development Company, L.L.C. ("Flextrend Development"), which is 100% owned by the Partnership and Leviathan, immediately after Flextrend Development acquired working interests in certain oil and gas leases from Tatham Offshore on June 30, 1995. Pursuant to this agreement, Mr. Nath agreed to provide Flextrend Development consulting services in exchange for a one time consulting fee of $150,000. The business consulting agreement had a one year term commencing on the date of the agreement (July 1, 1995). Effective July 1, 1996, Mr. Nath and Flextrend Development entered into a similar agreement providing that Mr. Nath would devote 25% of his time to Flextrend Development for annual fee of $75,000 payable in January 1997.

     In September 1995, DeepTech entered into an agreement with Dr. Chouest regarding his service as Director of DeepTech. In addition to standard director compensation, the agreement provided that for a period from the commencement of service until one year from the cessation of service, Dr. Chouest had the right to exercise options to purchase 150,000 shares of Common Stock. The options were to be exercisable at fair market value as of October 26, 1995. The agreement provided that the options shall be assignable, at Dr. Chouest's election, to Alpha Marine Services, Inc., and that any stock purchased pursuant to such options shall, after such purchase, be included in a DeepTech shelf registration to be filed with the Securities and Exchange Commission (the "Commission"). In October 1995, DeepTech issued Dr. Chouest options to purchase 150,000 shares of Common Stock at $4.00 per share pursuant to the Director Plan in full settlement of its obligations under this agreement. See "Non-Employee Director Stock Option Plan."

     In September 1995 DeepTech entered into an agreement with Mr. Fox regarding his service as a Director of DeepTech. In addition to standard director compensation, the agreement provided that for a period from the commencement of service until one year from the cessation of service, Mr. Fox had the right to exercise options to purchase 150,000 shares of Common Stock. The options were to be exercisable at fair market value as of October 26, 1995. The agreement provides that the options shall be assignable, and that any stock purchased pursuant to such options shall, after such purchase, be included in a DeepTech shelf registration to be filed with the Commission. In October 1995, DeepTech issued Mr. Fox options to purchase 150,000 shares of Common Stock at $4.00 per share pursuant to the Director Plan in full settlement of its obligations under this agreement. See "Non-Employee Director Stock Option Plan."

     In October 1995, DeepTech entered into an agreement with Ms. Quinn regarding her service as Director of DeepTech. In addition to standard director compensation, the agreement provided that for a period from the commencement of service until one year from the cessation of service, Ms. Quinn had the right to exercise options to purchase 150,000 shares of Common Stock. The options were to be exercisable at fair market value as of October 26, 1995. The agreement provides that the options shall be assignable, and that any stock purchased pursuant to such options shall, after such purchase, be included in a DeepTech shelf registration to be filed with the Commission. In October 1995, DeepTech issued Ms. Quinn options to purchase 150,000 shares of Common Stock at $4.00 per share pursuant to the Director Plan in full settlement of its obligations under this agreement. See "Non-Employee Director Stock Option Plan."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Thompson and Mr. Eads are Managing Directors of DLJ and officers of certain of DLJ's affiliates that have made loans to DeepTech and certain of its affiliates. DLJ and certain of its affiliates have provided investment banking and related services to DeepTech, Leviathan, Tatham Offshore and the Partnership in the past for which they have received customary compensation.
As of September 15, 1996, five officers of DLJ owned overriding royalty interests in certain oil and gas leases held by Tatham Offshore. These overriding royalty interests were acquired in partial consideration for loans made by such officers to Tatham Offshore which have since been repaid. DLJ and its affiliates also own interests in DeepTech and overriding royalty interests in certain other oil and gas leases held by Tatham Offshore. See "Voting Securities and Principal Stockholders."

     Mr. Morris, a Director of DeepTech, is an officer and shareholder of SMM. During the past several years, SMM has provided investment banking services to DeepTech and its affiliates, including acting as an underwriter in connection with Tatham Offshore's initial public offering of its common stock and a public offering by the Partnership of its preference units, for which it has received customary compensation. In December 1995, SMM entered into a Standby Underwriting Agreement, relative to their acting as underwriter for a rights offering by Tatham Offshore. As compensation for SMM's commitment to purchase any warrants remaining after the exercise of rights to which the rights holders excluding DeepTech were entitled, Tatham Offshore paid the sum of $500,000. In addition, SMM was reimbursed for other customary expenses. In June 1994, SMM and DeepTech entered into a Financial Advisory Agreement pursuant to which SMM provided DeepTech with consulting services in exchange for a monthly fee of $12,500. The Financial Advisory Agreement could be terminated upon 30 days prior written notice by either party. Effective September 1995, DeepTech elected to terminate this agreement. In addition to quarterly cash dividends, Mr. Morris received overriding royalty interests in certain oil and gas leases held by Tatham Offshore in connection with dividends received on Leviathan Holding Company's common stock held by him. Leviathan Holdings Company, an 85% owned subsidiary of DeepTech, owns 100% of Leviathan.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

DESCRIPTION OF CAPITAL STOCK

     DeepTech's authorized capital stock consists of 100,000,000 shares of Common Stock. As of March 31, 1997, 18,598,311 shares were outstanding. All of the stock, upon issuance, will be validly issued, fully paid and nonassessable. As of the Record Date, 9,643,284 shares of Common Stock had been reserved for issuance in connection with the exercise of outstanding options and warrants to purchase Common Stock.

     The holders of Common Stock are entitled to one vote for each share of Common Stock on all matters voted on by the stockholders of DeepTech and do not have preemptive rights.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of August 15, 1996, the beneficial ownership of the outstanding Common Stock of DeepTech by (i) each person who is known to the Company to beneficially own more than 5% of the outstanding Common Stock of DeepTech, (ii) each director and director nominee of DeepTech, (iii) each of the Named Officers and (iv) all executive officers and directors of DeepTech as a group. The following table and the footnotes thereto also set forth, as of August 15, 1996, the beneficial ownership of the common stock of certain subsidiaries of DeepTech by (i) each director and director nominee of DeepTech, (ii) each of the Named Officers and (iii) executive officers and directors of DeepTech as a group.

                                             Shares of Class Beneficially Owned(1)
                               ------------------------------------------------------------------------
                                   DeepTech                  Tatham Offshore        Leviathan Holdings
                                 Common Stock               Common Stock(2)(3)        Common Stock(4)
                                 ------------               ------------------        ---------------
                               Number       Percent     Number              Percent  Number     Percent
                               ------       -------     ------              -------  ------     -------
Conrad P. Albert..........    150,000  (5)   *                 --             --        --         --
Harry J. Briscoe(6)(7)....  1,197,524  (8)   7.0%       2,904,797 (9)       10.4%       --         --
Laney Chouest.............    259,756 (10)   1.5%         164,855 (11)         *        --         --
Citicorp..................  1,312,500 (12)   7.2%              --             --
Phillip G. Clarke.........    172,260 (13)   1.0%          63,786              *        --         --
Charles M. Darling, IV(14)    526,981 (15)   3.1%          73,080 (16)         *       50.0       5.0%
DLJ Capital Corporation...  1,421,375 (17)   7.9%              --             --         --        --
Ralph Eads................         --         --               --             --         --        --
The Equitable Companies
Incorporated..............  2,343,105 (18)  12.6%              --             --         --        --
Robert E. Fox.............    159,756 (13)   1.0%          32,971 (19)         *         --        --
Steven L. Gerard(20.......    164,260 (21)   1.0%           9,891 (22)         *         --        --
Mike H. Lam...............    163,508 (13)   1.0%          14,177 (23)         *         --        --
Lehman Commercial
Paper Inc.................  1,333,333 (24)   7.3%              --             --         --        --
James H. Lytal(25)........     10,000          *               --             --         --        --
Ben T. Morris.............    550,382 (26)   3.2%           6,175 (27)         *        2.5         *
Edward L. Moses, Jr.(28)..     78,130          *        1,764,918 (29)       6.3%        --        --

Nancy Quinn(30)...........    159,756 (13)   1.0%          16,485 (31)         *         --        --
Janet E. Sikes............    300,973 (32)   1.8%           4,946 (33)         *         --        --
Grant E. Sims(34).........    645,000 (35)   3.7%              --             --         --        --
Thomas P. Tatham(36)......  8,855,469 (37)  46.1%       7,656,188 (38)      23.9%      30.0       3.0%

Donald S. Taylor(6)(39)...  1,274,027  (8)   7.5%       2,920,610 (40)      10.4%        --        --

Paul Thompson, III(41)....    228,912 (42)   1.3%          37,023 (43)         *         --        --
Donald V. Weir(44)........    346,253 (45)   2.0%           7,743 (46)         *        2.5         *
Robert H. Williams(6)(47).  1,192,945  (8)   7.0%       2,831,378 (48)      10.1%        --        --

Executive officers and
directors as a group        12,707,896(50)  60.9%       9,864,738 (51)      29.0%      85.0       8.5%
(16 persons)(49)..........

--------------------

*    Less than 1%.
(1) Shares of Common Stock that are not outstanding but that may be acquired by a person upon exercise of options or warrants within 60 days of the date of this Proxy Statement are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by such person. However, such shares are not deemed to be outstanding for the purpose of computing the percentage of shares beneficially owned by any other person.
(2) Shares of Tatham Offshore's Series A 12% Convertible Exchangeable Preferred Stock ("Series A Preferred Stock") held by each named person are assumed converted into shares of Tatham Offshore common stock for the purpose of computing the number of shares of Tatham Offshore common stock beneficially owned by such person. In addition, options held by each named person to acquire Series A Preferred Stock are assumed exercised and the shares of Series A Preferred Stock are assumed converted into shares of Tatham Offshore common stock for the purpose of computing the number of shares of Tatham Offshore common stock beneficially owned by such person. Alternatively, each share of Series A Preferred Stock may be exchanged for four exchange warrants which are each exercisable to purchase one share of Tatham Offshore common stock at $0.653 per share. Warrants which are outstanding may be exercised to acquire Tatham Offshore Series B 8% Convertible Exchangeable Preferred Stock ("Series B Preferred Stock"), Tatham Offshore Series C 4% Convertible Exchangeable Preferred Stock ("Series C Preferred Stock") or automatically converted into Tatham Offshore Mandatory Redeemable Preferred Stock. Each share of Series B and C Preferred Stock may be converted into shares of Tatham Offshore common stock or alternatively may be exchanged for four exchange warrants which are each exercisable to purchase one share of Tatham Offshore common stock at $0.653 per share. Warrants outstanding have been assumed to be exercised to acquire shares of Series C Preferred Stock which are then exchanged for exchange warrants which are then exercised to purchase shares of Tatham Offshore common stock.



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




(3) Excludes each named person's indirect ownership interest, if any, in the 48,045,782 shares (74.8% of the outstanding shares) of Tatham Offshore beneficially owned by DeepTech.
(4) Excludes each named person's indirect ownership interest, if any, in the 850 shares (85% of the outstanding shares) of Leviathan Holdings Company owned by DeepTech.
(5) Consists of shares which may be acquired pursuant to an option agreement among Mr. Albert, Mr. Tatham and DeepTech.
(6) In addition to the share ownership set forth in the table, each of Messrs. Taylor and Briscoe and Dr. Williams may be deemed to be the beneficial owner of 1,000 shares of common stock of Dover (representing 50% of Dover's outstanding common stock) that is owned by Dover Energy, Inc., a corporation in which each of such persons serves as an officer and director.
(7)  Mr. Briscoe's address is 2703 Rocky Woods, Kingwood, Texas  77339.
(8) Includes 789,086 shares held of record by Dover Energy, Inc. Each of Messrs. Taylor and Briscoe and Dr. Williams is a Director and officer of Dover Energy, Inc. Also includes options to purchase 50,000 shares of Common Stock.
(9) Includes 1,837,672 shares assumed acquired as a result of exercise of an option to purchase 800,000 shares of Tatham Offshore's Series A Preferred Stock and conversion of those shares into Tatham Offshore common stock. Also includes 18,898 shares assumed acquired as a result of conversion of 8,227 shares of Series A Preferred Stock into Tatham Offshore common stock.
(10) Includes 100,000 shares held by Alpha Marine Services. Dr. Chouest owns 30% of Alpha Marine Services. Also includes options to purchase 150,000 shares of Common Stock.
(11) Includes 114,855 shares assumed acquired as a result of conversion of 50,000 shares of Tatham Offshore's Series A Preferred Stock into
     Tatham Offshore common stock. Dr. Chouest is deemed to be the beneficial owner of 40,000 shares of Series A Preferred Stock and 40,000 shares of Tatham Offshore common stock held by Alpha Marine Services.
     See footnote 10.
(12) Consists of 50,000 shares of Common Stock held through Citicorp North America, a wholly-owned subsidiary of Citicorp and options to purchase 1,262,500 shares of Common Stock held by Citicorp USA, Inc., a wholly-owned subsidiary of Citicorp. Citicorp's address is 153 E.
     53rd Street, New York, New York  10022.
(13) Includes options to purchase 150,000 shares of Common Stock.
(14) In addition to the share ownership set forth in the table, Mr.
     Darling owns 50 shares of the common stock of Offshore Processors, representing 5.0% of such subsidiary's outstanding common stock, and 50 shares of the common stock of Offshore Marketing, representing 5.0% of such subsidiary's outstanding common stock. In addition, Mr. Darling may be deemed to be the beneficial owner of 2,000 Preference Units of the Partnership owned by his wife and 2,000 Preference Units of the Partnership owned by a trust of which he is Trustee.
(15) Includes 40,731 shares held of record by a corporation of which Mr.
     Darling is a Director and officer. Excludes 100,000 shares held in trust for Mr. Darling's children.
(16) Includes 16,080 shares assumed acquired as a result of conversion of 7,000 shares of Tatham Offshore Series A Preferred Stock owned by his wife and/or children into Tatham Offshore common stock. Mr.
     Darling may be deemed to be the beneficial owner of 3,000 shares of each of Tatham Offshore's common stock and Series A Preferred Stock owned by his wife; 2,000 shares of each of Tatham Offshore's common stock and Series A Preferred Stock owned by each of his two children;
     and 20,000 shares of Tatham Offshore's common stock owned by a trust of which he is Trustee. Excludes 20,000 shares of Tatham
     Offshore common stock held in trust for Mr. Darling's children.
(17) Consists of 371,852 shares and warrants to purchase 1,049,523 shares. DLJ Capital's address is 277 Park Avenue, New York, New York
     10172.
(18) The shares reflected in the table are held of record as follows:
     223,800 shares and warrants to purchase 47,054 shares held by the Equitable Life Assurance Society of the United States ("Equitable
     Life"), which is a direct subsidiary of The Equitable Companies Incorporated ("Equitable"), 46,303 shares and warrants to purchase
     9,735 shares held by Equitable Variable Life Insurance Company, which is a direct subsidiary of Equitable Life, 371,852 shares and warrants to purchase 1,049,523 shares by DLJ Capital Corporation ("DLJ
     Capital"), which is a direct subsidiary of Donaldson, Lufkin &
     Jenrette, Inc. ("DLJ, Inc."), which in turn is wholly-owned by Equitable and its subsidiary, Equitable Life, and 169,164 shares and warrants to purchase 425,674 shares held by DLJ, which is a direct subsidiary of DLJ, Inc., as Custodian for the benefit of approximately 215 employees or former employees of DLJ and its affiliates, including Mr. Thompson, who are participants in certain employee benefit plans of DLJ and its affiliates. Of the shares that may be acquired upon exercise of outstanding warrants by DLJ Capital, 142,872 are subject to pro rata reduction from time to time based upon the expiration or other termination of certain other outstanding rights to purchase shares of Common Stock. Each of the foregoing subsidiaries of Equitable operates under independent management and makes independent voting and investment decisions, which are executed by appropriate officers of the subsidiary in accordance with the bylaws and enabling resolutions of each subsidiary. The address of Equitable is 277 Park Avenue, New York, New York 10172.
(19) Includes 22,971 shares assumed acquired as a result of conversion of 10,000 shares of Tatham Offshore Series A Preferred Stock into
     Tatham Offshore common stock.
(20) In addition to the share ownership set forth in the table, Mr. Gerard owns 600 Preference Units of the Partnership, representing less than 1% of the outstanding Preference Units.

(21) Includes 150,000 shares which may be acquired pursuant to an option agreement among Mr. Gerard, Mr. Tatham and DeepTech.
(22) Includes 6,891 shares assumed acquired as a result of conversion of 3,000 shares of Tatham Offshore Series A Preferred Stock into Tatham Offshore common stock.
(23) Includes 9,877 shares assumed acquired as a result of conversion of 4,300 shares of Tatham Offshore Series A Preferred Stock into Tatham Offshore common stock.
(24) Consists of options to acquire Common Stock. Lehman Commercial Paper Inc.'s address is 3 World Financial Center, 9th Floor, New York, New York 10285.
(25) In addition to the share ownership set forth in the table, Mr. Lytal also owns 500 Preference Units of the Partnership, representing less than 1% of the outstanding Preference Units.
(26) Includes 384,168 shares of Common Stock owned by trusts for Mr. Tatham's children for which Mr. Morris serves as the trustee. Also includes options to purchase 150,000 shares of Common Stock. These trusts also own 3,000 Preference Units in the Partnership, representing less than 1% of the outstanding Preference Units. In addition, Mr. Morris owns 1,200 Preference Units in the Partnership, representing less than 1% of the outstanding Preference Units.
(27) Includes 5,175 shares assumed acquired as a result of conversion of 2,253 shares of Tatham Offshore Series A Preferred Stock into Tatham Offshore common stock.
(28) In addition to the ownership set forth in the table, Mr. Moses owns
     18,000 Preference Units in the Partnership, representing less than 1% of the outstanding Preference Units.
(29) Includes 459,418 shares assumed acquired as a result of conversion of 200,000 shares of Tatham Offshore Series A Preferred Stock into Tatham Offshore common stock. Also includes 1,224,400 shares assumed acquired as a result of exercise of Tatham Offshore warrants to acquire 306,100 shares of Tatham Offshore Series C Preferred Stock and exchange of those shares for exchange warrants which are exercised to purchase shares of Tatham Offshore common stock.
(30) In addition to the share ownership set forth in the table, Ms. Quinn owns 1,000 Preference Units in the Partnership.
(31) Includes 11,485 shares assumed acquired as a result of conversion of 5,000 shares of Tatham Offshore Series A Preferred Stock into Tatham Offshore common stock.
(32) Includes 58,500 shares held of record by a Texas limited liability company. Ms. Sikes is a manager of such company. Ms. Sikes disclaims beneficial ownership of 43,875 shares held by such company.
(33) Includes 3,446 shares assumed acquired as a result of conversion of 1,500 shares of Tatham Offshore Series A Preferred Stock into Tatham Offshore common stock.
(34) In addition to the share ownership set forth in the table, Mr. Sims owns 50 shares of the common stock of Offshore Marketing, representing 5.0% of such subsidiary's outstanding common stock, and 2,000 Preference Units in the Partnership, representing less than 1% of the outstanding Preference Units. Mr. Sims also beneficially owns 20,000 Preference Units in the Partnership, representing less than 1% of the outstanding Preference Units, which are held in partnership with Mr. Tatham.
(35) Includes options to purchase 200,000 shares of Common Stock.
(36) In addition to the share ownership set forth in the table, Mr. Tatham owns 35 shares of Offshore Processors common stock, representing 3.5% of such subsidiary's outstanding common stock, and 35 shares of Offshore Marketing common stock, representing 3.5% of such subsidiary's outstanding common stock. Mr. Tatham's address is 7500 Texas Commerce Tower, Houston, Texas 77002. Mr. Tatham also owns 10,000 Preference Units in the Partnership, representing less than 1% of the outstanding Preference Units. In addition, Mr. Tatham beneficially owns 20,000 Preference Units in the Partnership, representing less than 1% of the outstanding Preference Units, which are held in partnership with Mr. Sims.
(37) Includes options to purchase 2,191,666 shares of Common Stock.
(38) Includes 3,072,588 shares assumed acquired as a result of conversion of 1,337,600 shares of Tatham Offshore Series A Preferred Stock into Tatham Offshore common stock. Also includes 2,800,000 shares assumed acquired as a result of exercise of Tatham Offshore Warrants to acquire 700,000 shares of Tatham Offshore Series C Preferred Stock and exchange of those shares for exchange warrants which are exercised to purchase shares of Tatham Offshore common stock.
(39) Mr. Taylor's address is 3803 Pleasant Valley Drive, Missouri City, Texas 77459.
(40) Includes 1,982,240 shares assumed acquired as a result of exercise of an option to purchase 862,935 shares of Tatham Offshore Series A Preferred Stock and conversion of those shares into Tatham Offshore common stock.
(41) In addition to the share ownership set forth in the table, Mr. Thompson owns 1,000 Preference Units in the Partnership, representing less than 1% of the outstanding Preference Units.
(42) Includes (i) 26,510 shares owned directly and (ii) 14,902 shares and warrants to purchase 37,500 shares allocated to the account of Mr. Thompson pursuant to the employee benefit plans described in footnote (18) to this table. Mr. Thompson, a Director of the Company, is a Managing Director of DLJ. Also includes options to purchase 150,000 shares.
(43) Includes 27,023 shares assumed acquired as a result of conversion of 11,764 shares of Tatham Offshore Series A Preferred Stock into Tatham Offshore common stock.

(44) In addition to the share ownership set forth in the table, Mr. Weir also owns 10,000 Preference Units in the Partnership, representing less than 1% of the outstanding Preference Units.
(45) Includes options to purchase 50,000 shares of Common Stock. Also includes 58,500 shares held of record by a Texas limited liability company. Mr. Weir is a manager of such company. Mr. Weir disclaims beneficial ownership of 43,875 of the shares held by such company.
(46) Includes 5,743 shares assumed acquired as a result of conversion of 2,500 shares of Tatham Offshore Series A Preferred Stock into Tatham Offshore Common Stock.
(47) Dr. William's address is 14511 Westway Lane, Houston, Texas  77077.
(48) Includes 1,821,593 shares assumed acquired as a result of exercise of an option to purchase 793,000 shares of Tatham Offshore Series A Preferred Stock and conversion of those shares into Tatham Offshore common stock. Also includes 11,485 shares assumed acquired as a result of conversion of 5,000 shares of Tatham Offshore Series A Preferred Stock into Tatham Offshore common stock.
(49) In addition to the share ownership set forth in the table, the executive officers and Directors of DeepTech as a group beneficially own (i) 85 shares of the common stock of Offshore Processors, representing 8.5% of such subsidiary's outstanding common stock, (ii) 135 shares of the common stock of Offshore Marketing, representing 13.5% of such subsidiary's outstanding common stock, and (iii) 71,300 Preference Units in the Partnership, representing less than 1% of the outstanding Preference Units.
(50) Includes options to purchase 3,829,166 shares of Common Stock.
(51) Includes 3,755,552 shares assumed acquired as a result of conversion of 1,634,917 shares of Tatham Offshore Series a Preferred Stock into Tatham Offshore common stock. Also includes 4,024,400 shares assumed acquired as a result of exercise of Tatham Offshore Warrants to acquire 1,006,100 shares of Tatham Offshore Series C Preferred Stock and exchange of those shares for exchange warrants which are exercised to purchase shares of Tatham Offshore common stock.




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